Exhibit 99.2

Member FDIC. © 2023 United Community Bank | ucbi.com 1Q23 Investor Presentation April 18, 2023

Disclosures 2 CAUTIONARY STATEMENT This communication contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . In general, forward - looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected returns and other benefits of the merger (the “merger”) with First Miami Bancorp, Inc . (“FMIA”), expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transaction and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on United’s capital ratios . Forward - looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance . Actual results may prove to be materially different from the results expressed or implied by the forward - looking statements . Forward - looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements . Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customer, supplier, employee or other business partner relationships, (3) the possibility that the costs, fees, expenses and charges related to the merger may be greater than anticipated, (4) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the merger, (5) the risks relating to the integration of FMIA’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (6) the risk of potential litigation or regulatory action related to mergers, (7) the risks associated with United’s pursuit of future acquisitions, (8) the risk of expansion into new geographic or product markets, (9) the dilution caused by United’s issuance of additional shares of its common stock in mergers, and (10) general competitive, economic, political and market conditions . Further information regarding additional factors which could affect the forward - looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10 - K for the year ended December 31 , 2022 , and other documents subsequently filed by United with the SEC . Many of these factors are beyond United’s ability to control or predict . If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward - looking statements . Accordingly, shareholders and investors should not place undue reliance on any such forward - looking statements . Any forward - looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United . United qualifies all forward - looking statements by these cautionary statements .

Disclosures 3 NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Return on assets – pre - tax pre - provision, excluding merger - related and other charges,” “Efficiency ratio – operating,” “Expenses – operating,” and “Tangible common equity to tangible assets . ” Management has included these non - GAAP measures because it believes these measures may provide useful supplemental information for evaluating United’s underlying performance trends . Further, management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this Presentation .

207 BANKING OFFICES ACROSS THE SOUTHEAST #1 IN CUSTOMER SATISFACTION in 2022 with Retail Banking in the Southeast – J.D. Power TOP 10 WORLD’S BEST BANKS and #3 in the United States – Forbes $0.23 QUARTERLY DIVIDEND – UP 10% YOY #2 Highest Net Promoter Score among all banks nationwide in 2021 – J.D. Power United Community Banks, Inc. $25.9 BILLION IN TOTAL ASSETS $4.4 BILLION IN AUA $22.0 BILLION IN TOTAL DEPOSITS BEST BANKS TO WORK FOR in 2022 for the sixth consecutive year – American Banker 4 Premier Southeast Regional Bank x Metro - focused branch network with locations in the fastest - growing MSAs in the Southeast x 198 branches, 9 LPOs, and 5 MLOs across six Southeast states x Top 10 market share in GA and SC x Proven ability to integrate – 13 acquisitions completed over the past 10 years Committed to Service Since 1950 Extended Navitas and SBA Markets $17.1 BILLION IN TOTAL LOANS Company Overview 12.6% TIER 1 RBC 100 BEST BANKS IN AMERICA in 2022 f or the ninth consecutive year – Forbes x Offered nationwide x Navitas subsidiary is a technology - enabled, small - ticket, essential - use commercial equipment finance provider x SBA business has both in - footprint and national business (4 specific verticals) UCBI Banking Offices Note: See glossary located at the end of this presentation for reference on certain acronyms Regional Full Service Branch Network National Navitas and SBA Markets

$24.38 $24.38 $25.76 $17.08 $17.13 $17.59 1Q22 4Q22 1Q23 Book Value Per Share GAAP Tangible 10.0% Annualized 1Q EOP core deposit growth 7.34% Return on common equity – GAAP 11.63% Return on tangible common equity – operating (1) Other 1Q notable items: $1.6mm securities losses $10.4mm Progress - related double dip provision $0.52 Diluted earnings per share – GAAP $0.58 Diluted earnings per share – operating (1) 0.95% Return on average assets – GAAP 1.06% Return on average assets – operating (1) 1.71% PTPP return on average assets – operating (1) 1.10% Cost of deposits 34% DDA / Total Deposits 1Q23 Highlights (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance $0.43 $0.74 $0.52 $0.50 $0.75 $0.58 1Q22 4Q22 1Q23 Diluted Earnings Per Share GAAP Operating (1) 0.78% 1.33% 0.95% 0.89% 1.35% 1.06% 1Q22 4Q22 1Q23 Return on Average Assets GAAP Operating 1.37% 2.07% 1.58% 1.52% 2.09% 1.71% 1Q22 4Q22 1Q23 PTPP Return on Average Assets PTPP Operating PTPP (1) (1) 8.2% Annualized 1Q EOP core loan growth 57.2% Efficiency ratio – GAAP 53.7% Efficiency ratio – operating (1) 5 (1)

6 (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performa nce (2) UCBI 1Q23 includes the impact of the $10.4 million initial provision to establish the reserve for Progress loans and unfunded co mmitments, which reduced ROA – Operating by 13 bps and reduced ROTCE – Operating by 135 bps Long - Term Financial Performance & Shareholder Return 1.00% 0.62% 1.35% 1.46% 1.04% 1.37% 1.13% 0.95% 1.06% 1.09% 1.40% 1.51% 1.07% 1.42% 1.19% 1.06% 2016 2017 2018 2019 2020 2021 2022 1Q23 ROA (1)(2) UCBI - GAAP UCBI - Operating KRX Peer Median 9.41% 5.67% 11.60% 11.89% 9.25% 13.14% 9.54% 7.34% 11.86% 12.02% 15.69% 15.81% 12.24% 17.33% 14.04% 11.63% 2016 2017 2018 2019 2020 2021 2022 1Q23 ROTCE (1)(2) UCBI - GAAP ROE UCBI - Operating KRX Peer Median $304 $177 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Total Shareholder Return $ UCBI Outperformance Performance for the period ended April 14, 2023 United Community Banks, Inc. KBW Nasdaq Regional Bank Index (KRX) 1 - YEAR - 11% - 20% 3 - YEAR 51% 37% 5 - YEAR - 4% - 10% 10 - YEAR 214% 80%

Footprint Focused on High-Growth MSAs in Southeast

Fastest Growing Major Southeast MSAs [1]	UCBI [3] Market Rank	UCBI [3] (%) of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %	'22 Total Deposits ($M)
1) Raleigh, NC	11	3.67%	7.40%	11.77%	54,911
2) Jacksonville, FL	22	0.43%	6.89%	14.35%	103,192
3) Orlando, FL	14	3.46%	6.35%	10.63%	75,966
4) Nashville, TN	12	6.50%	6.12%	12.44%	92,625
5) Charlotte, NC	14	2.48%	5.80%	14.66%	336,500
6) Tampa, FL	42	0.17%	5.19%	11.68%	92,275
7) Atlanta, GA	9	21.56%	4.68%	14.16%	237,455
8) Richmond, VA	--	--	3.88%	12.78%	142,812
9) Washington DC	--	--	2.72%	11.66%	297,120
10) Virginia Beach, VA	--	--	2.25%	14.75%	35,868
11) Miami, FL	48	1.58%	1.95%	10.76%	352,009

Fastest Growing Mid-Size Southeast MSAs [2]	UCBI [3] Market Rank	UCBI [3] (%) of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %	'22 Total Deposits ($M)
1) Myrtle Beach, SC	12	2.09%	9.38%	12.44%	13,698
2) Winter Haven, FL	--	--	9.37%	9.14%	11,738
3) Fort Myers, FL	--	--	8.93%	11.31%	23,119
4) Daphne, AL	24	0.06%	8.00%	8.53%	6,795
5) Sarasota, FL	32	0.27%	7.73%	12.11%	31,735
6) Port St. Lucie, FL	14	0.11%	7.53%	11.74%	13,322
7) Fayetteville, AR	--	--	6.99%	10.18%	17,477
8) Naples, FL	30	0.07%	6.83%	8.60%	22,814
9) Daytona Beach, FL	--	--	6.56%	10.27%	15,311
10) Hilton Head Island, SC	17	0.17%	6.33%	15.75%	7,121
11) Charleston, SC	15	1.23%	6.32%	14.65%	22,732
12) Destin, FL	12	1.04%	6.21%	13.20%	8,749
13) Clarksville, TN	7	1.57%	6.16%	10.22%	5,576
14) Ocala, FL	--	--	6.06%	16.04%	8,024
15) Spartanburg, SC	6	1.36%	6.01%	12.32%	6,180
16) Huntsville, AL	8	2.98%	5.93%	16.50%	11,727
17) Melbourne, FL	17	0.03%	5.29%	11.06%	13,211
18) Gainesville, GA	3	3.18%	5.20%	20.84%	6,040
19) Savannah, GA	8	1.36%	5.16%	9.66%	10,221
20) Wilmington, NC	17	0.24%	5.02%	12.29%	17,215

UCBI MSA Presence

Projected Population Growth[3] (2023-2028)



4.7%
2.1%
United Community Bank
National Avg.

Projected Household Income Growth[3] (2023-2028)



12.7%
13.4%
United Community Bank
National Avg.

(1) Includes MSAs with a population greater than 1,000,000
(2) Includes MSAs with a population between 200,000 and 1,000,000
(3) Market Rank and (%) of Total Deposits pro forma for recently completed acquisition of Progress Financial Corporation

7

34% 22% 24% 6% 14% DDA MMDA Savings Time NOW Outstanding Deposit Franchise 8 1Q23 Total Deposits $22.0 billion 1Q23 Customer Deposits by State Cost of Deposits Trend North Carolina 0.14% 0.09% 0.07% 0.06% 0.06% 0.08% 0.19% 0.49% 1.10% 0.15% 0.13% 0.11% 0.10% 0.08% 0.13% 0.31% 0.64% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 UCBI KRX Peer Median Avg. FedFunds % 1Q23 Avg. Fed Funds of 4.52% Strong Deposit Growth x Total deposits were up $790 million in 1Q23, or 14.9% annualized from 4Q22 (excluding Progress) x Total customer deposits were up $525 million in 1Q23, or 10.0% annualized from 4Q22 (excluding Progress and brokered deposits) Deposit Costs Below Peers, But Increased Due to Rates and Mix x 23% cumulative deposit beta since 4Q21, as cost of deposits moved to 1.10% from 0.49% in 4Q22 x DDA% moved to 34% of total deposits from 38% last quarter, as customers moved funds to CDs, which increased to 14% of total deposits from 9% last quarter 44% 12% 16% 11% 6% 12% Georgia South Carolina Tennessee Alabama Florida

Deposit Trends Excluding Progress Acquisition 9 x Deposits are granular with a $32 thousand average account size and are diverse by industry and geography x Business deposits increased 6%, or $426 million from 4Q22 • The growth came in the interest - bearing line items as DDA accounts were relatively flat x Personal deposits increased 1%, or $100 million, from 4Q22 • The growth was accompanied by a mix change towards interest - bearing deposits and away from DDA accounts 3Q22 4Q22 1Q23 EOP Balance ($ in millions) Avg. Customer Balance EOP Balance ($ in millions) Avg. Customer Balance EOP Balance ($ in millions) Avg. Customer Balance Business - DDA $5,310 $60,184 $4,778 $54,028 $4,766 $53,467 Business - All Other $2,371 $186,344 $2,281 $178,636 $2,719 $195,813 Personal - DDA $3,912 $12,129 $3,771 $11,629 $3,466 $10,607 Personal - All Other $6,380 $32,723 $6,437 $33,094 $6,842 $33,524 Public $2,129 $729,473 $2,440 $848,230 $2,515 $876,117 Brokered & Other $220 N/A $169 N/A $359 N/A Total $20,321 $32,704 $19,877 $31,911 $20,667 $31,893

Uninsured Deposits Excluding Progress Acquisition 10 x We estimate that 76% of our deposits were either insured or collateralized as of March 31, 2023 x Our uninsured deposits have significant diversity with respect to industry type and geography x Our sweep accounts include ICS deposits, which increased approximately $281 million in 1Q23 $ in billions Deposit Type Total Deposits $ Insured Deposits $ Collateralized Deposits $ Uninsured & Uncollateralized $ Uninsured & Uncollateralized % Retail $10.8 $9.1 - $1.7 16% Business $6.5 $3.1 - $3.4 52% Public $ 2.5 $0.1 $2.4 $0.0 0% Sweep $0.5 $0.5 - $0.0 0% Brokered $0.4 $0.4 - $0.0 0% Total $20.7 $13.2 $2.4 $5.1 24%

11 1Q23 Total Loans $17.1 billion Well - Diversified Loan Portfolio Quarter Highlights x Excluding Progress, loans increased $345 million, or 8.2% annualized x Construction & CRE ratio as a percentage of total RBC = 83% / 205% x Top 25 relationships totaled $741 million, or 4.3% of total loans x SNCs outstanding of $351 million, or 2.1% of total loans x Project lending limit of $32 million x Conservative relationship lending limits driven by risk grades 41% 11% 21% 1% 16% 5% 3% 2% Residential Mortgage Manufactured Housing C&I Commercial Construction CRE Other Consumer Home Equity Residential Construction $2.4 $3.1 $1.4 Commercial & Industrial Owner Occupied CRE Equipment Financing $ in billions

x Substantial balance sheet liquidity and above - peer capital ratios x $5.9 billion securities portfolio offers significant near - and medium - term cash flow opportunities x FHLB borrowings declined to $30 million in 1Q23 from $550 million at year - end due to strong deposit growth 8.5% 8.1% 7.7% 7.6% 7.7% 7.9% 8.2% 7.1% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 UCBI KRX Peer Median 12 Loans / Deposits % Tangible Common Equity / Tangible Assets % Common Equity Tier 1 RBC %* 66% 64% 68% 70% 73% 77% 78% 85% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 UCBI KRX Peer Median 12.6% 12.5% 11.9% 12.0% 12.1% 12.3% 12.1% 11.4% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 UCBI KRX Peer Median Balance Sheet Strength – Liquidity and Capital *1Q23 regulatory capital ratios are preliminary

13 Risk - Based Capital Ratios* Tangible Book Value Per Share x 1Q23 regulatory capital ratios decreased slightly due to closing the Progress acquisition x The leverage ratio decreased 4 bps to 9.65%, as compared to 4Q22 x Quarterly dividend of $0.23 per share, an increase of 10% YOY x There were no share repurchases during 1Q23 x Net unrealized securities losses in AOCI improved by $37 million to $305 million in 1Q23 • AFS securities portfolio of $3.3 billion with a 3.5 - year duration x TCE % of 8.17% increased 29 bps from 4Q22 • 1Q23 adjusted TCE %, including unrealized securities losses on HTM securities, of 7.09% 12.5% 11.9% 12.0% 12.1% 12.3% 11.4% 12.1% 0.7% 0.6% 0.6% 0.6% 0.5% 0.3% 0.5% 1.5% 1.9% 1.9% 1.9% 2.0% 1.9% 1.9% 14.7% 14.3% 14.5% 14.6% 14.8% 13.6% 14.5% 4Q21 1Q22 2Q22 3Q22 4Q22 4Q22 KRX Peer Median 1Q23* CET1 Non-common Tier 1 Tier 2 Total Capital *1Q23 regulatory capital ratios are preliminary $17.59 $17.13 ( $0.17 ) $0.60 ( $0.06 ) ( $0.24 ) $0.30 $0.03 4Q22 TBV Progress Acquisition Operating Earnings Merger Charges Dividends Change in OCI Other 1Q23 TBV

3.61% 3.76% ( 0.05% ) ( 0.16% ) 0.06% 4Q22 NIM Mix Change Higher Deposit Rates Loan Accretion 1Q23 NIM 14 Net Interest Revenue & Net Interest Margin 1Q23 NIM Compression x Net interest revenue increased $1.6 million from 4Q22 x Net interest margin increased 64 bps compared to 1Q22, but decreased 15 bps from 4Q22, primarily driven by increased deposit costs x Core net interest margin of 3.53%, which excluded purchased loan accretion x Purchased loan accretion totaled $4.8 million and contributed 8 bps to the margin, up 6 bps from 4Q22 x Excluding Progress, approximately $5.3 billion or 34% of total loans are floating rate with another $1.9 billion that will adjust beyond one year Net Interest Revenue / Margin (1) Yields & Costs $ in millions 4.18% 4.33% 4.71% 5.22% 5.68% 2.97% 3.19% 3.57% 3.76% 3.61% 1.55% 1.81% 2.15% 2.44% 2.51% 0.22% 0.26% 0.44% 0.96% 1.89% 1Q22 2Q22 3Q22 4Q22 1Q23 Loan Yield NIM Securities Yield Cost of IBL (1) Net interest margin is calculated on a fully - taxable equivalent basis (2) Core net interest margin excludes PPP fees and purchased loan accretion (2) (1) $163.8 $209.9 $211.5 2.97% 3.76% 3.61% 2.90% 3.74% 3.53% $- $50.0 $100.0 $150.0 $200.0 2.00% 2.50% 3.00% 3.50% 4.00% 1Q22 4Q22 1Q23 Net Interest Revenue Net Interest Margin Core Net Interest Margin

Noninterest Income $ in millions $9.1 $10.0 $9.6 $9.5 $8.7 $16.1 $7.0 $6.3 $3.1 $4.5 $5.9 $6.0 $5.9 $5.8 $5.7 $3.2 $3.8 $2.2 $1.5 $1.9 $4.7 $6.7 $7.9 $13.5 $9.4 1Q22 2Q22 3Q22 4Q22 1Q23 Service Charges Mortgage Brokerage / Wealth Mgmt Loan sale gains Other $39.0 $33.4 $30.2 Linked Quarter x Fees were down $3.2 million • Other income was down $4.1 million due to $3.5 million less in positive equity gains and $1.6 million in 1Q securities losses • A $1.4 million increase in mortgage fees was driven by $1.3 million in higher gains on mortgage sales • MSR write - down of $310,000 in 1Q23 • $1.5 million in 1Q gains on $21.8 million of SBA loans sold compared to $982,000 in gains on $16.9 million loans sold in 4Q22 • SBA / USDA loan originations seasonally decreased $10.1 million to $36.6 million • Gain on sale of equipment finance loans was $394,000 on $18.7 million of loan sales compared to $522,000 in gains on $24.3 million of loan sales in 4Q22 Year - over - Year x Fees were down $8.8 million • Mortgage rate locks of $335 million in 1Q23 compared to $757 million in 1Q22 • Other noninterest income increased $4.7 million due to: • $2.1 million less losses on security sales • $1.0 million increase in loan fees 15 $31.9 $33.5

$119.3 $120.8 $112.8 $117.3 $139.8 $110.3 $113.6 $111.0 $115.9 $131.2 1Q22 2Q22 3Q22 4Q22 1Q23 GAAP Operating Disciplined Expense Management $ in millions x The efficiency ratio increased compared to last quarter due to the 15 bps decrease in our margin and seasonal increase in expenses 16 Efficiency Ratio % Noninterest Expense $ 57.4% 56.6% 48.4% 48.0% 57.2% 53.1% 53.2% 47.7% 47.4% 53.7% 50.86% 1Q22 2Q22 3Q22 4Q22 1Q23 GAAP Operating KRX Peer Median x Total operating expenses increased by $15.3 million quarter over quarter; notable items include: • The Progress acquisition, including $1.9 million in higher intangible amortization, contributed the majority of the quarter’s expense increase • In addition, $2.2 million of seasonally higher payroll taxes compared to 4Q22 • FDIC insurance costs were $0.9 million higher due to a 2 bp increase in the deposit insurance assessment rate

x 1Q23 net charge - offs of $7.1 million, or 0.17% of average loans, annualized • Navitas 1Q23 NCOs of 0.93%, annualized, or $3.4 million x Non - performing assets increased $29.1 million during the quarter and were 0.43% of total loans, an increase of 14 bps from both 4Q22 and 1Q22 x Past Due loans increased $26 million in 1Q23, primarily driven by two senior care loans x Special mention loans improved from $247 million in 4Q22 to $239 million in 1Q23 x Higher risk loans, defined as special mention plus substandard accruing, increased slightly from 4Q22 to 3.0% and were down 0.30% from the 3.3% of loans in 1Q22 Credit Quality Net Charge - Offs as % of Average Loans Non - Performing Assets & Past Due Loans as a % of Total Loans 17 0.55% 0.28% 0.29% 0.23% 0.24% 0.29% 0.43% 0.18% 0.06% 0.09% 0.10% 0.14% 0.18% 0.31% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 NPAs (%) Past Dues (%) 2.6% 2.6% 2.1% 2.0% 2.1% 1.6% 1.4% 1.5% 1.4% 1.2% 1.2% 1.1% 1.3% 1.6% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 Special Mention (%) Substandard Accruing(%) Special Mention & Substandard Accruing Loans as a % of Total Loans 0.17% 0.00% 0.08% - 0.03% 0.03% 0.17% 0.17% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23

Allowance for Credit Losses Allowance for Credit Losses (ACL) Walk - Forward Allowance for Credit Losses (ACL) 18 Note: ACL includes the reserve for unfunded commitments x The provision for credit losses was $21.8 million in 1Q23 x Loan growth accounted for $4.2 million of the provision increase x NCOs drove $7.1 million in reserve build for the quarter x The Progress Day 2 Non - PCD Double Dip contributed another $10.4 million to the reserve build in 1Q23 x ACL reserve levels remain strong at 1.16% of loans, up from 1.02% in 1Q22 $146 $153 $167 $181 $198 1.02% 1.05% 1.12% 1.18% 1.16% 0.00% 0.50% 1.00% 1.50% 2.00% $30 $50 $70 $90 $110 $130 $150 $170 $190 1Q22 2Q22 3Q22 4Q22 1Q23 ACL - Allowance for Credit Losses $ ACL - Allowance for Credit Losses % $180,520 $197,923 $4,186 ( $7,084 ) ( $240 ) $7,390 $2,704 $10,447 4Q22 ACL Loan Growth NCOs Specific Reserve Model / Forecast Changes Progress Day 1 PCD Credit Allowance Progress Day 2 Non-PCD Double Dip 1Q23 ACL ($000)

Member FDIC. © 2023 United Community Bank | ucbi.com 1Q23 INVESTOR PRESENTATION Exhibits

Navitas Portfolio Net Charge - Offs 20 x Navitas represents 8% of total loans x Navitas 1Q23 NCOs of 0.93%, or $3.4 million x Navitas ACL / Loans of 1.81% x We expect 2023 NCOs to be within their normal 0.85% - 0.95% range Navitas Performance $ in millions $864 $913 $969 $1,017 $1,083 $1,148 $1,211 $1,281 $1,374 $1,447 9.12% 9.08% 9.08% 9.01% 8.89% 8.85% 8.80% 8.79% 8.88% 8.99% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Navitas Loans $ Portfolio Yield % 0.72% 0.83% 0.70% 0.13% 0.21% 0.29% 0.10% 0.31% 0.36% 0.50% 0.93% 2019 2020 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23

x Rate locks were $335 million compared to $364 million in 4Q22 x 27% of locked loans were variable rate mortgages in 1Q23, down from 60% in 4Q22 x Sold $79 million loans in 1Q23, up $11 million from $68 million sold in 4Q22 x Gain on sale % increased in 1Q23 driven by an increase in FHA, VA and USDA loans x Purchase / Refi mix shifted from 66% / 34% in 1Q22 to 87% / 13% in 1Q23 21 Mortgage Locks & Sales Mortgage Locks - Purchase vs. Refinance Mortgage Activity Shift to Purchase & Adj. Rate Loans $757 $597 $456 $364 $335 $207 $160 $93 $68 $79 3.6% 3.7% 3.1% 2.7% 2.9% -0.5% 0.5% 1.5% 2.5% 3.5% 4.5% 5.5% $0 $100 $200 $300 $400 $500 $600 $700 $800 1Q22 2Q22 3Q22 4Q22 1Q23 Mortgage locks $ Loans sold $ Gain on sale % 66% 73% 71% 62% 87% 34% 27% 29% 38% 13% 1Q22 2Q22 3Q22 4Q22 1Q23 Purchase Refinance $ in millions

22 x Senior Care lending team are dedicated specialists with significant experience in the space x Senior Care portfolio outstanding totaled $410 million as of 1Q23, or 2.4% of total loans x As of March 31, $10.5 million of Senior Care loans were nonaccruing x As of March 31, $90.7 million of Senior Care loans were special mention and $95.2 million were substandard accruing 1% 20% 25% 49% 6% Selected Segments – Senior Care $ in millions $53 $71 $80 $80 $73 $65 $60 $79 $106 $172 $170 $170 $169 $144 $135 $124 $111 $91 $535 $537 $549 $520 $518 $465 $442 $408 $410 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Substandard $ Special Mention $ Pass $

23 x Office portfolio is distributed across our Southeastern primary and secondary markets, with very few loans in central business districts x Office portfolio exposure has a small suburban business focus and a large amount of well - located medical office buildings x Granular portfolio with an average office loan size of $1.3 million and a median loan size of $477,184 as of 1Q23 x Office portfolio outstanding totaled $710 million as of 1Q23, or 4.2% of total loans x Top 10 Office commitments total $132 million x As of March 31, no Office loans were nonaccruing x As of March 31, $8.5 million of Office loans were special mention and $322,000 were substandard accruing 1% 20% 25% 49% 6% Selected Segments – Office $ in millions $573 $538 $531 $541 $666 $683 $664 $661 $710 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Investment CRE – Office Exposure Outstanding $ Note: Reliant acquisition contributed $138 million of the increase in office loans outstanding from 4Q21 to 1Q22; Progress acquisition contributed $74 million of the increase in office loans outstanding from 4Q22 to 1Q23

Pending Acquisition of First Miami Bancorp, Inc.

Acquisition Highlights

- ✓ $1.0 billion community bank operating in attractive Miami market
- ✓ 70-year-old community bank with deep presence and strong relationships in the Miami MSA
- ✓ Adds greater scale to our wealth management platform by adding approximately $310 million of AUM
- ✓ EPS accretion in 2024 of ~3%, or $0.09
- ✓ Low loan / deposit ratio of 69%; more than $801 million in core deposits
- ✓ Adds bankers with market expertise and business model centered on delivering excellent customer service
- ✓ Commitment to credit quality and overall customer service

Loans[2]



C&I
2.8%
Other
0.4%
C&D
1.2%
1-4 Family
17.5%
4.71%
Yield
Multifamily
4.7%
OO CRE
15.2%
NOO CRE
58.2%

Deposits[2]



Jumbo Time
4.4%
Retail Time
3.2%
Noninterest-Bearing
25.8%
1.00%
Cost
Interest-Bearing
66.7%



Florida
Orlando
Melbourne
Tampa
Sarasota
Stuart
Palm Beach
Fort Lauderdale
Naples
Miami
United Community Banks, Inc. (206)
First Miami Bancorp, Inc. (3)

Pro Forma UCBI Miami MSA Presence
8 Branches
$1.2B deposits[4]
4th largest MSA based on Pro Forma Deposits

(1) Consolidated financial data as of December 31, 2022
(2) Bank-level Call Report data as of December 31, 2022
(3) Nonperforming assets defined as nonaccrual loans and leases and real estate owned
(4) Deposit data as of December 31, 2022
Note: Dollar values in millions. UCBI branch count includes eight loan production offices
Source: S&P Global Market Intelligence, FDIC, Company Documents.

24

Non - GAAP Reconciliation Tables $ in thousands, except per share data 25 1Q22 2Q22 3Q22 4Q22 1Q23 Expenses Expenses - GAAP 119,275$ 120,790$ 112,755$ 117,329$ 139,805$ Merger-related and other charges (9,016) (7,143) (1,746) (1,470) (8,631) Expenses - Operating 110,259$ 113,647$ 111,009$ 115,859$ 131,174$ Diluted Earnings per share Diluted earnings per share - GAAP 0.43$ 0.61$ 0.74$ 0.74$ 0.52$ Merger-related and other charges 0.07 0.05 0.01 0.01 0.06 Diluted earnings per share - Operating 0.50 0.66 0.75 0.75 0.58 Book Value per share Book Value per share - GAAP 24.38$ 23.96$ 23.78$ 24.38$ 25.76$ Effect of goodwill and other intangibles (7.30) (7.28) (7.26) (7.25) (8.17) Tangible book value per share 17.08$ 16.68$ 16.52$ 17.13$ 17.59$ Return on Tangible Common Equity Return on common equity - GAAP 6.80% 9.31% 11.02% 10.86% 7.34 % Effect of merger-related and other charges 1.03 0.79 0.19 0.15 0.81 Return on common equity - Operating 7.83 10.10 11.21 11.01 8.15 Effect of goodwill and intangibles 3.17 4.10 4.39 4.19 3.48 Return on tangible common equity - Operating 11.00% 14.20% 15.60% 15.20% 11.63 % Return on Assets Return on assets - GAAP 0.78% 1.08% 1.32% 1.33% 0.95 % Merger-related and other charges 0.11 0.09 0.02 0.02 0.11 Return on assets - Operating 0.89% 1.17% 1.34% 1.35% 1.06%

Non - GAAP Reconciliation Tables $ in thousands, except per share data 26 1Q22 2Q22 3Q22 4Q22 1Q23 Return on Assets to return on assets- pre-tax pre-provision Return on assets - GAAP 0.78% 1.08% 1.32% 1.33% 0.95 % Income tax expense 0.20 0.32 0.37 0.41 0.29 (Release of) provision for credit losses 0.39 0.09 0.25 0.33 0.34 Return on assets - pre-tax, pre-provision 1.37 1.49 1.94 2.07 1.58 Merger-related and other charges 0.15 0.11 0.03 0.02 0.13 Return on assets - pre-tax, pre-provision, excluding merger-related and other charges 1.52% 1.60% 1.97% 2.09% 1.71 % Efficiency Ratio Efficiency Ratio - GAAP 57.43% 56.58% 48.41% 47.95% 57.20 % Merger-related and other charges (4.34) (3.35) (0.75) (0.60) (3.53) Efficiency Ratio - Operating, excluding PPP fees and MSR marks 53.09% 53.23% 47.66% 47.35% 53.67 % Tangible common equity to tangible assets Equity to assets ratio - GAAP 11.06% 10.95% 11.12% 11.25% 11.90 % Effect of goodwill and other intangibles (2.94) (2.96) (3.01) (2.97) (3.36) Effect of preferred equity (0.40) (0.40) (0.41) (0.40) (0.37) Tangible common equity to tangible assets ratio 7.72% 7.59% 7.70% 7.88% 8.17%

Glossary 27 ACL – Allowance for Credit Losses MLO – Mortgage Loan Officer ALLL – Allowance for Loan Losses MMDA – Money Market Deposit Account AOCI – Accumulated Other Comprehensive Income (Loss) MTM – Marked-to-market AUA – Assets Under Administration MSA – Metropolitan Statistical Area BPS – Basis Points MSR – Mortgage Servicing Rights Asset C&I – Commercial and Industrial NCO – Net Charge-Offs C&D – Construction and Development NIM – Net Interest Margin CECL – Current Expected Credit Losses NOW – Negotiable Order of Withdrawal CET1 – Common Equity Tier 1 Capital NPA – Non-Performing Asset CRE – Commercial Real Estate NSF – Non-sufficient Funds CSP – Customer Service Profiles OO RE – Owner Occupied Commercial Real Estate DDA – Demand Deposit Account PCD – Loans Purchased with Credit Deterioration EOP – End of Period PPP – Paycheck Protection Program EPS – Earnings Per Share PTPP – Pre-Tax, Pre-Provision Earnings FHA – Federal Housing Administration RBC – Risk Based Capital FTE – Fully-taxable equivalent ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the USA SBA – United States Small Business Administration IBL – Interest-bearing liabilities TCE – Tangible Common Equity ICS – Insured Cash Sweep USDA – United States Department of Agriculture KRX – KBW Nasdaq Regional Banking Index VA – Veterans Affairs LPO – Loan Production Office YOY – Year over Year